UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2015

MYRIAD GENETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26642	87-0494517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Wakara Way

Salt Lake City, Utah 84108

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (801) 584-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(e) On September 29, 2015, Myriad Genetics, Inc. entered into an Amendment to Executive Retention Agreement with its executive officers in order to eliminate the tax gross-up set forth therein that allowed for payments to be made to the Executive by the Company in connection with a change in control of the Company to offset any excise taxes incurred by the Executive in the event that any of the payments made under the agreement are subject to excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”).

A copy of the Amendment to Executive Retention Agreement is attached hereto as an exhibit to this Current Report on Form 8-K and is being filed pursuant to this Item 5.02 as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Amendment to Executive Retention Agreement, effective as of September 29, 2015+@

(+)	Management contract or compensatory plan arrangement.
(@)	Each executive who is a party to the agreement and the effective date of execution is listed at the end of the exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYRIAD GENETICS, INC.

Date: October 2, 2015	By:	/s/ R. Bryan Riggsbee
R. Bryan Riggsbee
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Amendment to Executive Retention Agreement, effective as of September 29, 2015+@

(+)	Management contract or compensatory plan arrangement.
(@)	Each executive who is a party to the agreement and the effective date of execution is listed at the end of the exhibit.